                                                      Registration No. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                                  BORDEN, INC.
             (Exact name of registrant as specified in its charter)

            New Jersey                                13-0511250
   (State or other jurisdiction                    (I.R.S. Employer
of Incorporation or organization)               Identification Number)

                             180 East Broad Street
                              Columbus, Ohio 43215

    (Address, including ZIP Code of registrant's principal executive office)

                   1993 SALARIED ASSOCIATE STOCK OPTION PLAN
                             1994 STOCK OPTION PLAN
                         1994 MANAGEMENT INCENTIVE PLAN
                            (Full title of the plan)

                            Paul J. Josenhans, Esq.
                    Secretary and Associate General Counsel
                                  BORDEN, INC.
                             180 East Broad Street
                              Columbus, Ohio 43215
                                 (614) 225-4410
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                        ______________________________


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                          Proposed           Proposed
                                        Amount            Maximum            Maximum
      Title of each Class of            to be          Offering Price       Aggregate           Amount of
   Securities to be Registered      Registered(1)       Per Share(2)         Offering        Registration Fee
                                                                             Price(2)
- --------------------------------------------------------------------------------------------------------------
 Common Stock, including              8,100,000           $12.625         $102,262,500.        $35,262.93
 Preferred Share Purchase
 Rights
==============================================================================================================

(1) All the shares of Common Stock registered hereunder include the registration of Preferred Share Purchase Rights (the "Rights") which are an attribute of and issued with such shares.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The above calculation is based on the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on June 16, 1994.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"):

         1. The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the 1934 Act or the latest prospectus filed pursuant to rule 424(b) or (c) under the Securities Act of 1933 (the "Act"), which contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

         3. The description of the Registrant's Common Stock and the Rights contained in a registration statement filed under the 1934 Act (File No. 1-71), including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the 1934 Act after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Business Corporation Act sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacity as such.
Article XI of the Registrant's by-laws, as amended, provides for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances. The Registrant and each of its directors are parties to agreements pursuant to which the





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
Registrant has agreed to indemnify each such director to the fullest extent permitted under the New Jersey Business Corporation Act.

         Under insurance policies of the Registrant, directors and officers of the Registrant may be insured against certain losses arising from certain claims, including claims under the Act, which may be made against such persons by reason of their being such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits at Page II-6.

ITEM 9.  UNDERTAKINGS

         (1)     The Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change in such information in this registration statement;

         PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

                 (b) That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the





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
         securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 21, 1994.

                                  BORDEN, INC.

                                  /S/ JAMES C. VAN METER
                                  _____________________________
                                  James C. Van Meter, Executive
                                  Vice President and Chief Financial
                                  Officer (Principal Financial
                                  Officer)

                                  /S/ P. MICHAEL MORTON
                                  _____________________________
                                  P. Michael Morton, Vice President &
                                  General Controller (Principal
                                  Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 21st day of June, 1994 by the following persons in the capacities indicated.


Signature                                  Title
- ---------                                  -----

                 *
_____________________________     Director and Chairman of
(F. J. Tasco)                     the Board

                 *
_____________________________     Director, President and
(E. R Shames)                     Chief Executive Officer

                 *
_____________________________     Director
(Frederick E. Hennig)

                 *
_____________________________     Director
(Wilbert J. LeMelle)

                 *
_____________________________     Director
(Robert P. Luciano)





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

                 *
_____________________________     Director
(H. Barclay Morley)


_____________________________     Director
(John E. Sexton)

                 *
_____________________________     Director
(Patricia Carry Stewart)





*By: /S/ Paul J. Josenhans
     ------------------------------
       Paul J. Josenhans
       Attorney-in-Fact






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
                               INDEX TO EXHIBITS

The following exhibits are filed as part of the registration statement:


     Exhibit No.                           Description
     -----------                           -----------
         4.1                               Restated Certificate of
                                           Incorporation and Amendments
                                           (incorporated by reference
                                           to Exhibit 3(i) to 1992 Annual
                                           Report on Form 10-K).

         4.2                               Bylaws (incorporated by reference
                                           to Exhibit 3(ii) to 1993 Annual Report on Form 10-K).

         4.3                               Rights Agreement dated as of January
                                           28, 1986, relating to preferred share
                                           purchase rights (incorporated by
                                           reference to Exhibit I to Form 8-K
                                           dated January 28, 1986).

         4.4                               Amendment to Rights Agreement dated as
                                           of November 29, 1988 (incorporated by
                                           reference to Exhibit 1 to Form 8 dated
                                           December 6, 1988).

         4.5                               Second Amendment to Rights Agreement
                                           dated as of May 22, 1991 (incorporated
                                           by reference to Exhibit 1 to Form 8
                                           dated June 7, 1991).

         5                                 Opinion and consent of legal
                                           counsel re legality of
                                           securities.

         23.1                              The consent of legal counsel
                                           is included in Exhibit 5.

         23.2                              Consent of Price Waterhouse.


         24                                Power of attorney.





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